Exhibit 99.1

OMEGA HEALTHCARE INVESTORS, INC.	Authorization Form: Dividend Reinvestment and Direct Stock Purchase Plan Registrar and Transfer Company P.O. Box 664 Cranford, NJ 07016 6826

Account # (if known):	Verified & Established:

Section 1.	Account Registration (please print or type)

Owner’s Name:

SOCIAL SECURITY NUMBER:	TAX IDENTIFICATION NUMBER:

DATE OF BIRTH:	CUSTODIAN’S SSN OR TIN:

Photo ID Type: ___________________________ Number: ____________________ State/Country of Issuance: ___________________ Exp. Date:___________

Account Type:     ☐ INDIVIDUAL       ☐ JOINT*
*The Account will be registered “Joint Tenants with Right of Survivorship” unless you check a box below:
☐ Tenants in Common           ☐ Tenants by the Entireties          ☐ Community Property

☐	TRUST**	☐ CORPORATION**	☐ OTHER**______________________

☐	PARTNERSHIP**	☐ DIRECTOR, ADVISORY DIRECTOR, EMPLOYEE**

☐	CUSTODIAN**	**additional paperwork may be required to establish this account type.

Section 2.	Address

Physical Street Address:

City:	State: Zip:

Mailing Address:
(if different than Physical Street Address.)

City:	State: Zip:
Daytime Phone (with area code):

Section 3.	Enrollment Options

☐	Full Dividend Reinvestment.
☐	Partial Reinvestment. Number of shares to participate in dividend reinvestment ______________
☐	Optional Cash Investment/Direct Purchases only. No dividend reinvestment.
☐	Safekeeping. Enclosed are _______ certificates (#’s ___________________________________ ) totaling _________ shares.

Please make check payable to Registrar and Transfer Company. DO NOT SEND CASH
Section 4.	Cash Investment

☐	As a current shareholder, enclosed is my check for $____________ ($50 minimum, but may not exceed $10,000 per month).
Do not send cash.
☐	As a new investor, enclosed is my check for $____________ (Initial investment must be at least $250, but may not exceed $10,000 per month).
Do not send cash.
Section 5.	Substitute Form W-9

I am a U.S. citizen or a resident alien. I certify, under penalties of perjury, that the Taxpayer Identification or Social Security number in Section 1 above is correct (or I am waiting for a number to be issued to me). Cross out the following if not true: I am not subject to back up withholding because: (a) I am exempt from back up withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back up withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to back up withholding.

THE SIGNATURE(S) BELOW INDICATE THAT I/WE HAVE READ THE OMEGA HEALTHCARE INVESTORS, INC. DIVIDEND
REINVESTMENT AND DIRECT STOCK PURCHASE PLAN PROSPECTUS AND AGREE TO THE TERMS.

x ________________________________________________  x _______________________________________________

DATE: ___________________________                                   (SEE REVERSE FOR ADDITIONAL PLAN FEATURES)

Section 6.	Omega Healthcare Investors, Inc. Electronic Dividend Deposit Authorization Agreement

(Please verify that your bank participates in these programs.)

☐	DEPOSIT OF CASH DIVIDEND ELECTRONICALLY — I(We) hereby authorize to have my(our) dividend deposited automatically in my(our) checking or savings account.

I(We) hereby authorize Registrar and Transfer Company hereinafter called COMPANY, to initiate credit entries and to initiate, if necessary, debit entries and adjustments for any credit entries in error to my(our) account indicated below and the institution named below, hereinafter called DEPOSITORY, to credit and/or debit the same to such account.

☐ Checking ☐ Savings Account # __________________________ Institution ____________________________________

ATTACH VOIDED CHECK OR SAVINGS DEPOSIT SLIP HERE

Section 7.	Omega Healthcare Investors, Inc. Electronic Investment Withdrawal Authorization Agreement

(Please verify that your bank participates in these programs.)

☐
AUTOMATIC OPTIONAL CASH INVESTMENT — I(We) hereby authorize automatic deductions from my(our) checking or savings account for additional investment in Omega Healthcare Investors, Inc. common stock. The Administrator of the Plan will make deductions based on options selected below.

I(We) hereby authorize Registrar and Transfer Company, hereinafter called COMPANY, to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any debit entries in error to my(our) account indicated below and the institution named below, hereinafter called DEPOSITORY, to debit and/or credit the same to such account.

9th of each month deduct $ __________ ($50 minimum and may not exceed $10,000 per month).

☐ Checking ☐ Savings Account # __________________________ Institution ____________________________________

ATTACH VOIDED CHECK OR SAVINGS DEPOSIT SLIP HERE

THE ABOVE ELECTRONIC AUTHORIZATION(S) WILL REMAIN IN FULL FORCE AND EFFECT UNTIL COMPANY HAS RECEIVED WRITTEN NOTIFICATION FROM THE UNDERSIGNED OF ITS TERMINATION IN SUCH TIME AND IN SUCH MANNER AS TO AFFORD COMPANY AND DEPOSITORY REASONABLE OPPORTUNITY TO ACT ON IT.

x	________________________________________________ x _______________________________________________

DATE:	___________________________________

USA Patriot Act Compliance Notification

The USA Patriot Act requires financial institutions to verify a shareholder’s identity prior to establishing a formal relationship. As a result, we may ask you to provide proper identification and we will utilize reasonable and appropriate measures to obtain the necessary verification contemplated by the Act. Thank you for your cooperation in helping us comply with federal regulations.